Exhibit 10.6

June 30, 2016

Sorrento Therapeutics, Inc.

9380 Judicial Drive

San Diego, California 92121

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the terms and conditions of a binding agreement among Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), the Chan Soon-Shiong Family Foundation, a Delaware exempt corporation (“CSSFF”), and Cambridge Equities, LP, a Delaware limited partnership (“Cambridge”), with reference to the following facts:

A. CSSFF owns, in the aggregate, 7,878,098 shares of common stock, par value $0.0001 per share of Sorrento (the “Sorrento Shares”).

B. Cambridge owns a Common Stock Purchase Warrant, dated December 22, 2014, to purchase 1,724,138 shares of Sorrento Common Stock at an exercise price of $5.80 per share (the “Sorrento Warrant”).

C. Sorrento owns, in the aggregate, 5,618,326 shares of common stock, par value $0.0001 per share of NantKwest, Inc. (“NantKwest Shares”).

1. Purchase and Sale of Sorrento Shares; Sorrento Warrant.  Subject to the terms and conditions of this Agreement, at the Closing, CSSFF will sell to Sorrento, and Sorrento will purchase from CSSFF, the Sorrento Shares.  Subject to the terms and conditions of this Agreement, at the Closing, Cambridge will surrender and forfeit its rights to acquire up to 500,000 shares of common stock, par value $0.0001 per share, of Sorrento (the “Sorrento Common Stock”) under the Sorrento Warrant (such that immediately following the Closing, the Sorrento Warrant will be exercisable by Cambridge for up to an aggregate of 1,224,138 shares of Sorrento Common Stock at an exercise price of $5.80 per share) (the “Warrant Amendment”).

2. Purchase and Sale of NantKwest Shares.  Subject to the terms and conditions of this Agreement, at the Closing, Sorrento will sell to CSSFF, and CSSFF will purchase from Sorrento, the NantKwest Shares.

3. Consideration.  In consideration of the purchase and sale of the Sorrento Shares and the NantKwest Shares and the Warrant Amendment, each as contemplated by Sections 1 and 2 above: (a) CSSFF will convey, assign and transfer to Sorrento the Sorrento Shares; and (b) Sorrento will convey, assign and transfer to CSSFF the NantKwest Shares and wire transfer to CSSFF an aggregate of $15,639,071.95 pursuant to wire instructions delivered by CSSFF to Sorrento, which wire instructions will be delivered to Sorrento by July 1, 2016.

4. CSSFF Representations.  CSSFF represents and warrants to Sorrento that (a) CSSFF has full power and authority to execute and deliver, and to perform all of its obligations under, this Agreement; (b) the execution, delivery and performance by CSSFF of this Agreement have been approved by all requisite action on the part of CSSFF; (c) the execution, delivery and performance of this Agreement does not and will not: (i) violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, contract, agreement or understanding presently in effect applicable to CSSFF (including the charter and governing documents of CSSFF) or (ii) require any authorization, consent, approval, license, exemption by or from, or filing or registration with, any court, executive or legislative body, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (d) this Agreement constitutes a legal, valid and binding obligation of CSSFF enforceable against it in accordance with its terms; (e) CSSFF has good title to and is the sole owner of the Sorrento Shares, free and clear of all liens, charges and any encumbrances of any kind whatsoever (and at the Closing Sorrento will receive good title to the Sorrento Shares, free and clear of all liens, charges and any encumbrances of any kind whatsoever); (f) CSSFF is not a party to any voting, trust, proxy or other agreement or understanding with respect to the voting of such Sorrento Shares or any other capital stock of Sorrento; (g) CSSFF did not offer or sell such Sorrento Shares by any form of general solicitation or general advertising; (h) CSSFF is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended; (i) CSSFF (i) is a sophisticated person with respect to the sale of such Sorrento Shares; (ii) has adequate information concerning the business and financial condition of Sorrento to make an informed decision regarding the sale of such Sorrento Shares; (iii) has independently and without reliance upon Sorrento or any of its officers or directors, and based on such information as CSSFF has deemed appropriate, made its own analysis and decision to enter into this Agreement; and (iv) acknowledges that arm’s-length negotiations between Sorrento and CSSFF resulted in CSSFF agreeing to the sufficiency of the consideration hereunder.  CSSFF acknowledges that Sorrento (and none of its officers, directors or representatives) has not given CSSFF any investment advice, credit information or opinion on whether the sale of the Sorrento Shares is prudent; and (j) Charles Kenworthy has authority to execute this Agreement on behalf of CSSFF.

5. Cambridge Representations.  Cambridge represents and warrants to Sorrento that (a) Cambridge has full power and authority to execute and deliver, and to perform all of its obligations under, this Agreement; (b) the execution, delivery and performance by Cambridge of this Agreement have been approved by all requisite action on the part of Cambridge; (c) the execution, delivery and performance of this Agreement does not and will not: (i) violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, contract, agreement or understanding presently in effect applicable to Cambridge (including the charter and governing documents of Cambridge) or (ii) require any authorization, consent, approval, license, exemption by or from, or filing or registration with, any court, executive or legislative body, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (d) this Agreement constitutes a legal, valid and binding obligation of Cambridge enforceable against it in accordance with its terms; (e) Cambridge has good title to and is the sole owner of the Sorrento Warrant, free and clear of all liens, charges and any encumbrances of any kind whatsoever; (f) Cambridge is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended; (g) CSSFF (i) is a sophisticated person with respect to the Warrant Amendment; (ii) has adequate information concerning the business and financial condition of Sorrento to make an informed decision regarding the Warrant Amendment; (iii) has independently and without reliance upon Sorrento or any of its officers or directors, and based on such information as Cambridge has deemed appropriate, made its own analysis and decision to enter into this Agreement; and (iv) acknowledges that arm’s-length negotiations between Sorrento and Cambridge resulted in Cambridge agreeing to the sufficiency of the consideration hereunder.  Cambridge acknowledges that Sorrento (and none of its officers, directors or representatives) has not given Cambridge any investment advice, credit information or opinion on whether the Warrant Amendment is prudent; and (h) Charles Kenworthy has authority to execute this Agreement on behalf of Cambridge.

6. Sorrento Representations.  Sorrento represents and warrants to CSSFF that (a) Sorrento has full power and authority to execute and deliver, and to perform all of its obligations under, this Agreement; (b) the execution, delivery and performance by Sorrento of this Agreement have been approved by all requisite action on the part of Sorrento; (c) the execution, delivery and performance of this Agreement does not and will not: (i) violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, contract, agreement or understanding presently in effect applicable to Sorrento (including the charter and governing documents of Sorrento) or (ii) require any authorization, consent, approval, license, exemption by or from, or filing or registration with, any court, executive or legislative body, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (d) this Agreement constitutes a legal, valid and binding obligation of Sorrento enforceable against it in accordance with its terms; (e) Sorrento has good title to and is the sole owner of the NantKwest Shares, free and clear of all liens, charges and any encumbrances of any kind whatsoever (and at the Closing CSSFF will receive good title to such NantKwest Shares, free and clear of all liens, charges and any encumbrances of any kind whatsoever); (f) Sorrento is not a party to any voting, trust, proxy or other agreement or understanding with respect to the voting of such NantKwest Shares or any other capital stock of NantKwest; (g) Sorrento did not offer or sell such NantKwest Shares by any form of general solicitation or general advertising; (h) Sorrento is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended; (i) Sorrento (i) is a sophisticated person with respect to the sale of such NantKwest Shares; (ii) has adequate information concerning the business and financial condition of NantKwest to make an informed decision regarding the sale of such NantKwest Shares; (iii) has independently and without reliance upon CSSFF or NantKwest or any of its officers or directors, and based on such information as Sorrento has deemed appropriate, made its own analysis and decision to enter into this Agreement; and (iv) acknowledges that arm’s-length negotiations between Sorrento and CSSFF resulted in Sorrento agreeing to the sufficiency of the consideration hereunder.  Sorrento acknowledges that none of CSSFF or NantKwest (and none of its officers, directors or representatives) has given Sorrento any investment advice, credit information or opinion on whether the sale of the NantKwest Shares is prudent; and (j) Henry Ji has authority to execute this Agreement on behalf of Sorrento.

7. Closing.  The closing of the sale and purchase of the Sorrento Shares and the NantKwest Shares (the “Closing”) shall occur on or before July 8, 2016 (such date to be mutually agreed between the parties).  At the Closing: (a) CSSFF will convey, assign and transfer to Sorrento the Sorrento Shares; (b) Sorrento will convey, assign and transfer to CSSFF the NantKwest Shares; (c) Sorrento will wire transfer to CSSFF in immediately available funds the aggregate amount of $15,639,071.95 to the account designated by CSSFF by written notice delivered to Sorrento by July 1, 2016; and (d) Cambridge will surrender the original Sorrento Warrant to Sorrento for cancellation and Sorrento will issue to Cambridge a new warrant of like tenor representing the right to purchase up to an aggregate of 1,224,138 shares of Sorrento Common Stock at an exercise price of $5.80 per share.

8. CSSFF Acknowledgments. CSSFF acknowledges and understands: (a) Sorrento and its officers and directors may possess material nonpublic information not known to CSSFF that may impact the value of the Sorrento Shares, including without limitation, information concerning Sorrento’s business and financial results for the six months ended June 30, 2016; (b) the disadvantage to which CSSFF is subject due to the disparity of information between Sorrento and CSSFF; (c) notwithstanding such disparity of information, CSSFF has deemed it appropriate to sell the Sorrento Shares to Sorrento as contemplated hereunder (and if CSSFF were in possession of some or all of any such material nonpublic information, CSSFF might not sell the Sorrento Shares to Sorrento); (d) CSSFF has made its own decision to consummate the transaction contemplated hereunder based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, and without reliance on any representation or warranty of, or advice from, Sorrento; and (e) CSSFF hereby waives any right to rescind or invalidate the sale of the Sorrento Shares to Sorrento or to seek any damages or other remuneration from Sorrento or its officers or directors based on the possession of any such material nonpublic information by Sorrento or the lack of possession of any such material nonpublic information by CSSFF.  Without limiting the generality of the foregoing, CSSFF agrees that Sorrento and its officers, directors, stockholders, employees and agents shall have no liability to CSSFF or its beneficiaries whatsoever due to or in connection with Sorrento’s use or non-disclosure of any material nonpublic information or otherwise as a result of the transaction contemplated hereby, and CSSFF hereby irrevocably waives any claim that it might have based on the failure of Sorrento to disclose any material nonpublic information.

9. Cambridge Acknowledgments. Cambridge acknowledges and understands: (a) Sorrento and its officers and directors may possess material nonpublic information not known to Cambridge that may impact the value of the Sorrento Warrant, including without limitation, information concerning Sorrento’s business and financial results for the six months ended June 30, 2016; (b) the disadvantage to which Cambridge is subject due to the disparity of information between Sorrento and Cambridge; (c) notwithstanding such disparity of information, Cambridge has deemed it appropriate to agree to the Warrant Amendment as contemplated hereunder (and if Cambridge were in possession of some or all of any such material nonpublic information, Cambridge might not agree to the Warrant Amendment); (d) Cambridge has made its own decision to consummate the transaction contemplated hereunder based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, and without reliance on any representation or warranty of, or advice from, Sorrento; and (e) Cambridge hereby waives any right to rescind or invalidate the Warrant Amendment or to seek any damages or other remuneration from Sorrento or its officers or directors based on the possession of any such material nonpublic information by Sorrento or the lack of possession of any such material nonpublic information by Cambridge.  Without limiting the generality of the foregoing, Cambridge agrees that Sorrento and its officers, directors, stockholders, employees and agents shall have no liability to Cambridge or its beneficiaries whatsoever due to or in connection with Sorrento’s use or non-disclosure of any material nonpublic information or otherwise as a result of the transaction contemplated hereby, and Cambridge hereby irrevocably waives any claim that it might have based on the failure of Sorrento to disclose any material nonpublic information.

10. Sorrento Acknowledgments.  Sorrento acknowledges and understands: (a) CSSFF and its officers and directors may possess material nonpublic information not known to Sorrento that may impact the value of the NantKwest Shares, including without limitation, information concerning NantKwest’s business and financial results for the six months ended June 30, 2016; (b) the disadvantage to which Sorrento is subject due to the disparity of information between Sorrento and CSSFF; (c) notwithstanding such disparity of information, Sorrento has deemed it appropriate to sell the NantKwest Shares to CSSFF as contemplated hereunder (and if Sorrento were in possession of some or all of any such material nonpublic information, Sorrento might not sell the NantKwest Shares to CSSFF); (d) Sorrento has made its own decision to consummate the transaction contemplated hereunder based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, and without reliance on any representation or warranty of, or advice from, CSSFF or NantKwest; and (e) Sorrento hereby waives any right to rescind or invalidate the sale of the NantKwest Shares to CSSFF or to seek any damages or other remuneration from CSSFF or NantKwest or its officers or directors based on the possession of any such material nonpublic information by CSSFF or the lack of possession of any such material nonpublic information by Sorrento.  Without limiting the generality of the foregoing, Sorrento agrees that CSSFF and NantKwest and its officers, directors, stockholders, employees and agents shall have no liability to Sorrento or its beneficiaries whatsoever due to or in connection with CSSFF’s use or non-disclosure of any material nonpublic information or otherwise as a result of the transaction contemplated hereby, and Sorrento hereby irrevocably waives any claim that it might have based on the failure of CSSFF to disclose any material nonpublic information.

11. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, including stock powers, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. Arbitration.  Any and all disputes arising out of or related to this Agreement shall be resolved pursuant to binding arbitration held in the County of Los Angeles in the State of California and administered by the Judicial Arbitration and Mediation Services, Inc. pursuant to its Streamlined Arbitration Rules & Procedures then in effect. Each party shall bear its own attorneys’ fees and expenses in such arbitration.  The parties agree to abide by all decisions and awards rendered in such proceedings.  Such decisions and awards rendered by the arbitrator shall be final and conclusive.

13. Governing Law.  This Agreement and any matter or dispute relating hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any party may execute this Agreement by facsimile or .pdf signature and the other party shall be entitled to rely on such facsimile or .pdf signature as evidence that this Agreement has been duly executed by such party.

15. Voluntary Execution of Agreement.  This Agreement is executed voluntarily, without any duress or undue influence on the part of any party or on behalf of any party.  Each party acknowledges that (a) it has read and understands the terms and consequences of this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or that it has voluntarily declined to seek such counsel; and (c) it is fully aware of the legal and binding effect of this Agreement.

[Signature Page Follows]

Please kindly countersign this Agreement to confirm your agreement with the terms and conditions set forth herein.

Sincerely,

Chan Soon-Shiong Family Foundation		Cambridge Equities, LP

By: MP13 Ventures, LLC, its general partner

By:	/s/ Charles Kentworthy	By:	/s/ Charles Kentworthy
Name:	Charles Kenworthy	Name:	Charles Kenworthy
Title:	Executive Vice President	Title:	Manager

ACKNOWLEDGED AND AGREED:

Sorrento Therapeutics, Inc.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	President & Chief Executive Officer